KELLWOOD                                             NEWS RELEASE
         COMPANY

Financial Contact:  James C. Jacobsen, (314) 576-3429, Fax: (314) 576-3439 OR
                    Roger D. Joseph, (314) 576-3437, Fax: (314) 576-3325

Media Contact:      Donna B. Weaver, (212) 575-7467, Fax: (212) 575-5339

FOR IMMEDIATE RELEASE

                      KELLWOOD (NYSE) EXPRESSES CONFIDENCE
                         IN EARNINGS PER SHARE ESTIMATE
                       FOR QUARTER ENDED JANUARY 31, 2000

ST. LOUIS, Feb. 14 /PRNewswire/ -- Kellwood Company (NYSE: KWD - news) management, in light of the recent stock market weakness in Kellwood's stock and in other apparel company stocks, wishes to reiterate its confidence in the earnings per share estimate contained in its second quarter press release. Although the January 31st quarter results are not known for certain at this time, the Company is still comfortable with analysts' estimates of approximately $.20 earnings per share for the quarter.

Kellwood Company also announced that it was recommencing its purchase of shares under its previously announced Share Repurchase Program.

Kellwood Company (NYSE: KWD - news) is an international marketer, merchandiser, and manufacturer of apparel and recreational camping products. For more about Kellwood, visit the Company's web site at www.kellwood.com.